========================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 2

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JULY 22, 2004
                                                           -------------

                       PROTOCALL TECHNOLOGIES INCORPORATED
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     NEVADA
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                333-86498                                 41-2033500
--------------------------------------------------------------------------------
        (Commission File Number)               (IRS Employer Identification No.)


              47 MALL DRIVE
            COMMACK, NEW YORK                             11725-5717
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


                                 (631) 543-3655
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


================================================================================

         This Amendment No. 2 on Form 8-K/A amends the Current Report on Form 8-K, dated July 22, 2004, of Protocall Technologies Incorporated, a Nevada corporation (formerly Quality Exchange, Inc.) ("Protocall"), filed with the U.S. Securities and Exchange Commission (the "SEC") on August 6, 2004, as amended by Amendment No. 1 thereto, filed with the SEC on September 20, 2004.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS
             ---------------------------------

         (a) Financial Statements of the Business Acquired. In accordance with
Item 9.01(a), attached hereto are the unaudited financial statements of Protocall for the six months ended June 30, 2004 and 2003. The audited finanical statements of Protocall for the years ended December 31, 2003 and 2002 were filed with Amendment No. 1 to this Form 8-K/A.

         (b) Pro Forma Financial Information. In accordance with Item 9.01(b), attached hereto are the pro forma financial statements of Protocall.

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES


CONSOLIDATED BALANCE SHEET

                                                                                                        JUNE 30, 2004
                                                                                                          (UNAUDITED)
ASSETS
Current assets:
   Cash                                                                                           $           538,583
   Accounts receivable, net                                                                                    17,146
   Inventory                                                                                                   38,157
   Prepaid expenses and other current assets                                                                   96,707
                                                                                                  -------------------
        Total current assets                                                                                  690,593

Property and equipment, net                                                                                   432,458
Other assets                                                                                                  369,675
                                                                                                  -------------------

        TOTAL ASSETS                                                                              $         1,492,726
                                                                                                  ===================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued expenses                                                          $         1,736,776
   Notes payable to related parties - includes convertible notes payable                                      754,940
   Notes payable to officers/stockholders                                                                      23,683
   Convertible notes payable - stockholder, net of debt discount of $ 0,
      including accrued interest of $841,461                                                                3,851,304
   Non-convertible notes payable - stockholder, net of debt discount of $73,060,
      including accrued interest of $199,512                                                                1,826,452
   Convertible notes payable - other, net of debt discount of $124,410,
      including accrued interest of $200,824                                                                1,682,414
   Convertible notes payable - other, including accrued interest of $10,679                                 1,345,679
   Convertible bridge notes payable- stockholder, net of debt discount of $127,202,
      including accrued interest of $9,891                                                                    382,689
   Convertible bridge notes payable - other, net of debt discount of  $128,828
      including accrued interest of $32,425                                                                   498,596
   Accrued salaries - officers/stockholders                                                                   816,740
   Other current liabilities                                                                                  191,511
   Current portion of obligations under capital leases                                                         44,721
   Net liabilities of discontinued operations                                                                 453,216
                                                                                                  -------------------
        Total current liabilities                                                                          13,608,721

Obligations under capital leases, less current portion                                                        155,984

Commitments and contingencies

Stockholders' deficit:
   Common stock, $0.001 par value, 100,000,000 shares
      authorized, 6,480,271 shares issued and outstanding                                                       6,480
   Additional paid-in capital                                                                              17,242,666
   Deferred sales fee, net                                                                                  (329,227)
   Stock subscription receivable                                                                              (4,165)
   Accumulated deficit                                                                                   (29,187,733)
                                                                                                  -------------------

        Total stockholders' deficit                                                                      (12,271,979)
                                                                                                  -------------------

        TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                               $         1,492,726
                                                                                                  ===================

See notes to consolidated financial statements


PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         SIX MONTHS ENDED JUNE 30,
                                                                                  -------------------------------------
                                                                                         2004                  2003
                                                                                  ----------------     ----------------
                                                                                                (UNAUDITED)

Sales, net                                                                        $         51,091     $        14,912

Cost of sales                                                                               40,570               6,861
                                                                                  ----------------     ----------------

Gross profit                                                                                10,521               8,051
                                                                                  ----------------     ----------------

Selling, general and administrative expenses                                             2,038,259           1,055,835
Research and development expenses                                                           75,163             170,935
                                                                                  ----------------     ----------------

OPERATING LOSS                                                                          (2,102,901)         (1,218,719)

Interest expense, including amortization of debt discounts
   and beneficial conversion feature                                                     1,381,421             857,178
Other income - including gain on settlement of trade notes and
    accounts payable of  $303,404                                                         (314,604)                  -
                                                                                  ----------------     ----------------
LOSS FROM CONTINUING OPERATIONS                                                         (3,169,718)         (2,075,897)

INCOME FROM DISCONTINUED OPERATIONS                                                          5,807              47,619
                                                                                  ----------------     ----------------

NET LOSS                                                                          $     (3,163,911)    $    (2,028,278)
                                                                                  =================    ================
INCOME (LOSS) PER SHARE-BASIC AND DILUTED:

Continuing Operations                                                             $          (.49)     $          (.32)

Discontinued Operations                                                                        .00                 .01
                                                                                  -----------------    ----------------
NET LOSS                                                                          $           (.49)    $          (.31)
                                                                                  =================    ================

WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED                                    6,480,271           6,480,271
                                                                                  =================    ================


See notes to consolidated financial statements


PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         SIX MONTHS ENDED JUNE 30,
                                                                                  -------------------------------------
                                                                                         2004                  2003
                                                                                  ----------------     ----------------
                                                                                                (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss - continuing operations                                                  $     (3,169,718)      $(2,075,897)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization                                                              147,894           114,979
Amortization of deferred financing costs                                                    88,826           145,298
Non cash financing and interest expenses                                                   638,575           461,332
Amortization of deferred lease costs                                                        38,959                --
Settlement of trade notes and accounts payable                                             303,404                --
Changes in:
Accounts receivable                                                                        (11,897)           (6,453)
Inventory                                                                                  (13,963)           10,347
Prepaid expenses and other current assets                                                  (60,938)          (20,160)
Accounts payable and accrued expenses                                                     (484,967)           (2,535)
Other payables                                                                             (51,000)          139,417
Accrued interest on notes payable - other                                                  104,363            57,201
Accrued interest on notes payable to related parties                                       334,381           192,959
Net cash provided by (used in) discontinued operations                                      38,114           (12,219)
                                                                                  ----------------     ----------------

     Net cash used in operating activities                                              (2,097,967)         (995,731)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                                       (43,260)               --
                                                                                  ----------------     ----------------

     Net cash used in investing activities                                                 (43,260)               --

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable to stockholder                              --           100,000
Proceeds from issuance of convertible notes payable to others                              181,000           650,000
Proceeds from issuance of nonconvertible notes payable to stockholder                           --           510,000
Proceeds from issuance of convertible notes payable to others                            1,335,000                --
Proceeds from issuance of convertible bridge notes to stockholder                          595,000                --
Proceeds from issuance of convertible bridge notes to others                               500,000                --
Proceeds from other notes payable                                                               --             2,647
Repayment of loan to officer/stockholder                                                    (9,871)          (57,727)
Repayment of capitalized lease obligations                                                 (25,723)          (14,272)
Deferred financing costs                                                                        --           (62,500)
Additional fees associated with private placements                                         (49,839)               --
                                                                                  ----------------     ----------------

   Net cash provided by financing activities                                             2,525,567         1,128,148
                                                                                  ----------------     ----------------


NET INCREASE IN CASH                                                                       384,340           132,417
CASH - BEGINNING OF PERIOD                                                                 154,243            17,955
                                                                                  ----------------     ----------------

CASH - END OF PERIOD                                                              $        538,583   $       150,372
                                                                                  ================     ================


                                                                                         SIX MONTHS ENDED JUNE 30,
                                                                                  -------------------------------------
                                                                                         2004                  2003
                                                                                  ----------------     ----------------
                                                                                                (UNAUDITED)

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest                                                                          $         18,191   $        23,009
Income taxes                                                                      $            616   $           722

Non-cash transactions:
Debt discount and beneficial conversion feature on convertible and
     nonconvertible notes                                                         $        968,710   $       437,891
Issuance of warrants in connection with Software Distribution and Site agreement  $        332,693
Issuance of warrants in connection with convertible notes payable
  extension                                                                                          $       280,493

See notes to consolidated financial statements


PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       NOTE 1 - FINANCIAL STATEMENTS, ORGANIZATION, BUSINESS AND LIQUIDITY
       -------------------------------------------------------------------

       The accompanying consolidated financial statements include the accounts of Protocall Technologies Incorporated and its wholly owned subsidiaries, Protocall Software Delivery Systems, Inc. ("PSD") and Precision Type, Inc. (collectively, the "Company"). The Company has recently focused all of its time and resources on its SoftwareToGo(R) product in its PSD subsidiary. PSD was founded in 1998 to develop and commercialize a proprietary system that enables software retailers to produce fully packaged software CDs, on demand, at their stores and at their web site fulfillment centers. SoftwareToGo(R) (the "System") is a software display, storage and production system, similar in size to an ATM cash machine. The System is designed to complement physical inventory systems and enable traditional resellers to create "on demand" inventory at the point of sale for walk-in as well as Internet customers. The Company intends to market and distribute its System to major retailers.

       The Company's Precision Type subsidiary, which marketed and distributed font software products using its electronic software distribution system to dealers and commercial end-users, was discontinued on June 30, 2004 (Note 6).

       The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities in the normal course of business.

       The Company incurred losses for the six months ended June 30, 2004 and 2003 (Unaudited) of $3,163,911 and $2,028,278, respectively, and has a working capital deficit, stockholders' deficit and accumulated deficit of $12,918,128, $12,271,979 and $29,187,733, respectively, at June 30, 2004.
       Significantly contributing to these amounts were the costs associated with the expansion of the Company's electronic software distribution system's capabilities to distribute additional digitally stored products. The Company has been dependent upon borrowings through private placements of convertible and non-convertible debt from related and non-related parties to finance its business operations.

       As described in Note 8, on July 22, 2004, the Company simultaneously consummated a reverse merger with a public company, raised approximately $6,400,000 (net of costs) in a private placement and converted approximately $9,359,000 of liabilities as of July 22, 2004 to equity. In addition, a major shareholder forgave approximately $1,100,000 in accrued interest in connection with the conversion of his notes into equity. The forgiven accrued interest was treated as a capital contribution. Management of the Company believes that these transactions will enable it to continue its business plan through at least March 31, 2005, although there can be no assurances that this will be the case. It is unlikely that the cash proceeds from the July 22, 2004 private placement will be sufficient to meet the Company's ongoing liquidity requirements. Therefore, the Company will likely need to seek additional financing to meet its liquidity requirements.

       As part of its business plan, the Company is in the process of rolling out its enhanced software distribution system; however, its ultimate success in the marketplace is uncertain.


       NOTE 2 - ACCOUNTING POLICIES
       ----------------------------

       The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

       America for interim financial statements. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in the Company's Form 8-K/A filed with the Securities and Exchange Commission on September 20, 2004. Management acknowledges its responsibility for the preparation of the accompanying interim financial statements, which reflect all adjustments considered necessary, in the opinion of management, for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results of operations for the entire year.

       The accounting policies followed by the Company are set forth in Notes 1 and 2 to the Company's financial statements as filed in its Form 8-K/A filed with the Securities and Exchange Commission on September 20, 2004. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

       USE OF ESTIMATES

       The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Such estimates include the valuation of warrants issued in connection with various forms of financing by the Company.

       REVENUE RECOGNITION

       The Company recognizes revenue from retailers' sales of product through the Company's software delivery system, generally calculated as a percentage of the product's selling price, upon delivery to the retail customer.

       Revenue from the license or sale of font software products is recognized when the products are delivered or shipped to the customer, provided there is persuasive evidence that an arrangement exists, the selling price is fixed and determinable and collection of the resulting receivable is reasonably assured. Revenue from the sales of font reference guide books are recognized when the books are shipped.

       LOSS PER COMMON SHARE

       The Company's basic and diluted net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares. Potentially dilutive securities, which were excluded from the computation of diluted loss per share because their inclusion would have been anti-dilutive, are as follows:


                                          June 30, 2004    June 30, 2003
                                          -------------    -------------

           Options                           3,201,922        3,147,887
           Warrants                         19,033,595       15,509,971
           Convertible notes                 5,986,551        4,248,709
                                            ----------       ----------

           Total dilutive shares            28,222,068       22,906,567
                                            ==========       ==========

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES


       ACCOUNTING FOR STOCK OPTIONS:

       The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations, in accounting for its stock option grants and, accordingly, records compensation cost in the financial statements for its stock options to employees equal to the excess of the fair value of the Company's shares at the grant date over the exercise price.

       Had compensation costs for the Company's stock option grants been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123, the Company's net loss per share for the periods indicated would have been increased to the pro forma amounts indicated as follows:

                                                      Six Months Ended June 30,
                                                     ---------------------------
                                                         2004           2003
                                                     -----------    ------------

           Net loss as reported                      $(3,163,911)   $(2,028,278)
           Effect of expensing stock options             (38,857)      (194,780)
                                                     ------------   ------------
           Pro forma net loss                        $(3,202,768)   $(2,223,058)
                                                     ============   ============

           Net loss per share (basic and diluted):
                 As reported                               $(.49)         $(.31)
                 Pro forma                                 $(.49)         $(.34)

       The weighted average fair value of stock options is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                 Six Months Ended June 30,
                                               ----------------------------
                                                   2004           2003
                                               ------------   -------------

           Risk-free interest rate                    2.44%           1.75%
           Expected life of options (in years)           3               3
           Expected dividend yield                    0.00%           0.00%
           Expected volatility                       50.00%          50.00%

           Weighted average fair value                $.45            $.45
                                               ============   =============

       NOTE 3 - STOCK OPTION PLAN AND EMPLOYMENT AGREEMENTS

        On March 24, 2000, the Company adopted the 2000 Stock Option Plan and reserved for the issuance of up to 3,000,000 shares of common stock to employees, directors and consultants. On July 22, 2004, the Company's board of directors adopted the 2004 Stock Option Plan (the "2004 Plan") under which a total of an additional 1,000,000 shares of common stock have been reserved for issuance upon exercise of these stock options. The 2004 Plan has not yet been ratified by the Company's stockholders. At June 30, 2004, there were 3,201,922 options outstanding under the Company's 2000 Stock Option plan, all of which are exercisable at an average price of $1.83 per share. Pursuant to the 2004 Plan, in July 2004, options to purchase 1,058,000 shares of common stock were granted, including 275,000 options to non-employee directors, each with an exercise price of $1.25 per share. The Company expects to obtain approval for the options granted in excess of the reserved amounts under the two plans as soon as possible. The employee options vest and become exercisable in equal annual installments over a three-year period, and the non-employee director options vest quarterly for a one-year period and are exercisable over a five-year period.

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES


       On July 22, 2004, the Company's Board of Directors approved five-year employment agreements with its President and its Executive Vice-President of Corporate Development providing for a base annual compensation of $195,000 and $127,500, respectively, along with standard fringe benefits available to all employees. The officers may also be entitled to bonus compensation and/or stock options as determined by the Board of Directors.

       NOTE 4 - WARRANTS

       In 2001, the Company issued 92,653 warrants exercisable at the lower of $2.75 per share or the sale price of the common stock in subsequent offerings, to settle an outstanding balance of $89,179 due to its then legal counsel. The warrants expire on February 21, 2006.

       On September 30, 2003, a stockholder/director opened a letter of credit on behalf of the Company in the amount of $300,000, as required by its agreement with a supplier. In exchange, the Company issued 150,000 warrants exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrants was $77,321, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.63% and dividend yield ratio of 0%. The warrants were originally scheduled to expire on September 30, 2010 but were converted into approximately 27,413 shares of common stock as part of the reverse merger on July 22, 2004. The fair value of the warrants has been recorded as deferred finance costs and is being amortized over the term of the letter of credit.

       On October 14, 2003, the same stockholder/director opened a letter of credit on behalf of the Company as required by the Company's equipment lease agreement in the amount of $1,040,000. In exchange, the Company issued 520,000 warrants exercisable at the lower of $2.75 per share or the sales price of common stock in subsequent offerings. The fair value of the warrants was $269,470 utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven-year expected life, risk-free interest rate of 3.86% and dividend yield of 0%. The warrants were originally scheduled to expire on October 14, 2010 but were converted into approximately 95,047 shares of common stock as part of the reverse merger on July 22, 2004. The fair value of the warrants has been recorded as deferred lease costs and is being amortized over the term of the lease obligation.

       The Company is contingently liable for the amounts of these letters of credit in the event the stockholder/director is obligated to make payments thereunder as a result of the Company not complying with the terms of the loan or lease agreements.

       NOTE 5 -  CONVERTIBLE NOTES AND PROMISSORY NOTES

       From January 1 through June 10, 2004, the Company raised $2,601,000 in debt financing. As described in Note 8, all of these notes automatically converted into equity in the July 22, 2004 private placement. These notes consisted of:

       (i) $181,000 in 9% convertible promissory notes that were originally scheduled to mature on September 30, 2004 and seven-year warrants to purchase 85,500 shares of common stock at an exercise price of $4.00 per share. The fair value of the warrants was $62,857, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven year expected life, risk-free interest rate ranging from 3.52% to 3.68% and a dividend yield ratio of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method. The

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES


                proceeds were allocated to the value of the warrants of $46,655 as debt discount, which along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $46,655, is being amortized over the life of the convertible notes as additional interest expense. As of June 30, 2004, the accrued interest on all of these outstanding notes amounted to $6,985.

                (ii) $500,000 in 10% convertible bridge promissory notes that were originally scheduled to mature on December 31, 2004. Initial individual investors purchasing $500,000 of these 10% convertible promissory notes, in the aggregate, received seven-year warrants to purchase 250,000 shares of common stock at an exercise price of $4.00 per share. The fair value of the warrants was $174,524, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven year expected life, risk-free interest rate ranging from 3.73% to 3.90% and a dividend yield ratio of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method. The proceeds were allocated to the value of the warrants of $118,762 as debt discount, which along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $118,762 is being amortized over the life of the convertible notes as additional interest expense. As of June 30, 2004, the accrued interest on all the outstanding notes amounted to $9,891. Terms of the convertible promissory notes provide that the notes would automatically convert into shares of a publicly traded company on the date that the contemplated reverse merger (see Note 8 below) closed. In addition, when the reverse merger closed, each 10% convertible promissory note holder received a premium equal to either 10% of the face amount of his note in additional public company stock or warrants to purchase additional public company stock equal to 10% of the face amount of his note at $1.50 per share. This issuance was recorded by the Company at the time of the merger as additional interest expense on the notes of $43,635, based upon the fair value of the shares and warrants issued.

                (iii) $1,325,000 in 10% convertible bridge term notes that were originally scheduled to mature on December 31, 2004. As of June 30, 2004 accrued interest on all the outstanding notes amounted to $9,925. Terms of these promissory notes provide that the notes would automatically convert into shares of a publicly traded company on the date that the contemplated reverse merger (see Note 8 below) closed. In addition, when the reverse merger closed, each 10% convertible promissory note holder received a premium equal to either 10% of the face amount of his note in additional public company stock or warrants to purchase additional public company stock equal to 10% of the face amount of his note at $1.50 per share. This issuance was recorded by the Company at the time of the merger as additional interest expense on the notes of $68,852, based upon the fair value of the shares and warrants issued.


                (iv) $595,000 in 15% convertible bridge term notes and seven-year warrants to purchase 297,500 shares of common stock at $4.00 per share. The bridge term notes were originally scheduled to mature on September 30, 2004. The fair value of the warrants was $206,167, utilizing the Black-Scholes option-pricing model with the following assumptions: 50% volatility, seven year expected life, risk-free interest rate ranging from 3.43% to 3.67% and a dividend yield ratio of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value-based method. The proceeds were allocated to the value of warrants of $153,113 as debt discount which along with the value of the beneficial conversion feature (based on a $1.25 value per common share) of $153,113 is being amortized over the life of the convertible notes as additional interest expense. Upon the conversion of the notes prior to maturity into common stock, the unamortized debt discount will be recognized as additional interest expense. As of June 30, 2004, the accrued interest on these outstanding notes amounted to $32,425.

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES


       NOTE 6 - DISCONTINUED OPERATIONS
       --------------------------------

       Since 1998, the Company has focused substantially all of its time and resources on its SoftwareToGo product line. With the completion of the development and the beginning of the commercialization of that product line, effective June 30, 2004, the Company discontinued the operations of its wholly owned subsidiary Precision Type, Inc. Accordingly, Precision's assets and liabilities have been segregated from the assets and liabilities of continuing operations in the consolidated balance sheet at June 30, 2004 and its operating results have been segregated from continuing operations and are reported as discontinued operations in the consolidated statements of operations and cash flows for each of the six month periods ended June 30, 2004 and 2003.

       Summarized financial information of discontinued operations is as follows:

                                                      Six Months Ended June 30,
                                                     ---------------------------
                                                         2004           2003
                                                     -----------    ------------

         STATEMENT OF OPERATIONS:

         Sales, net - Font Software Products          $38,905         $108,207

         Cost of sales                                 18,071           53,967
                                                      -------         --------

         Gross profit                                  20,834           54,240
                                                      -------         --------


         General, selling and administrative           15,027            6,621
                                                      -------         --------

         Net income from discontinued                 $ 5,807          $47,619
         operations                                   =======         ========

                                                           June 30, 2004
                                                           -------------

         BALANCE SHEET:

         Cash                                                $  1,962
         Accounts receivable, net                               4,049
                                                             --------
                                                                6,011
         Other assets                                           2,832
                                                             --------
           Total assets of discontinued operations              8,843

         Accounts payable and accrued expenses                362,482
         Notes payable, current                                99,577
                                                             --------
         Total liabilities of discontinued operations         462,059
                                                             --------

         Net liabilities of discontinued operations          $453,216
                                                             ========

       NOTE 7 - DEFERRED SALES FEE
       ---------------------------

       On November 29, 2002, as amended on June 15, 2004, the Company and a customer entered into an Electronic Software and Distribution and Site Location Agreement ("Agreement"), which expires June 14, 2008. As part of the Agreement, on June 15, 2004, the Company granted the customer a warrant to purchase 1,456,142 shares of common stock at $.01 per share in recognition of the sales benefit of the Agreement to the Company. Upon consummation of the private placement and reverse merger-recapitalization transactions (Note 8), in accordance with the terms of the Agreement, this warrant was automatically exchanged for the right to acquire 266,154 shares of Company common stock. These shares are issuable 66,540 shares upon consummation of the reverse

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES


       merger and, assuming the agreement remains in effect on each date, 66,540 shares on each of the two years subsequent to the anniversary date of the agreement and 66,534 on the final anniversary date.

       These shares have been valued at $1.25 per share (July 22, 2004 Private Placement per share offering price) for an aggregate of $332,693. This amount has been recorded as "Deferred Sales Fee" and reflected as a reduction to equity, to be expensed ratably over the term of the Agreement. For the period from June 15, 2004 to June 30, 2004, $3,466 has been amortized as a selling expense.

       NOTE 8 - PRIVATE PLACEMENT AND REVERSE MERGER
       ---------------------------------------------

       On May 4, 2004, the Company issued a private placement memorandum offering up to $10,000,000 in shares of its common stock at $1.25 per share (the "Offering"). Warrants to purchase shares at $1.50 per share were also offered to a limited number of lead investors as defined in the Offering.

       On July 22, 2004, concurrently with the closing of approximately $7,300,000 (before related fees of approximately $900,000) of this Offering, Quality Exchange, Inc. ("QEI"), a publicly traded Nevada corporation, acquired the business of the Company in a reverse merger transaction and, with the proceeds of the Offering, is continuing the existing operations of the Company as a publicly traded company (the "Reverse Merger"). QEI has issued 16,821,974 shares of its common stock to the former security holders of the Company, representing 66.6% of the outstanding QEI common stock following the Reverse Merger and giving effect to the shares issued in the private placement and to the conversion of indebtedness described herein in exchange for 100% of the outstanding capital stock of the Company. Debt conversions, which were all effected at $1.25 per share, included (i) $2,601,000 of debt incurred in 2004 (see Note 5) and (ii) $6,577,744 of prior debt, $180,219 of accrued interest thereon and approximately $800,000 of accounts payable and accrued expenses. In addition, 17,647,377 of the Company's warrants were exchanged for 3,384,793 shares of QEI common stock. In order to facilitate the Reverse Merger, the Company's major shareholder forgave approximately $1,100,000 of accrued interest on notes held by him, which notes were included in the aforementioned prior debt. As part of the Reverse Merger, warrants to purchase 1,774,219 shares of the Company's common stock and stock options to purchase 2,951,922 shares of the Company's common stock were converted into identical QEI instruments.

       Following the closing of the Reverse Merger, QEI changed its corporate name to Protocall Technologies Incorporated and Protocall's existing management has assumed their same positions with the publicly traded company. As promptly as practicable after satisfaction of the necessary initial listing requirements, the Company intends to apply to list its shares on the American Stock Exchange or the Nasdaq SmallCap Market.

       As a result of the Reverse Merger, the Company has become a publicly traded company trading on the NASD's OTC Bulletin Board (PCLI.OB) and, accordingly, subject to the information and reporting requirements of the U.S. securities laws. The public company costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to shareholders will cause the Company's expenses to be higher than they would have been had it remained privately held. In addition, the Company will incur additional expenses in connection with the preparation of the registration statement and related documents with respect to the registration of the shares issued in the Offering.

PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES


       NOTE 9 - DEFERRED OFFICERS' COMPENSATION
       ----------------------------------------

       On July 31, 2002, the Company entered into the Salary Adjustment Agreement (the "Agreement") with its President and certain of its vice-presidents (the "Officers/Stockholders"). The Agreement provided that the Officers/Stockholders (i) voluntarily accepted a 25% reduction in salary for the period of August 2002 through January 2004 and (ii) agreed to defer the receipt of $816,740 in accrued but unpaid salaries in exchange for (w) an aggregate total of 777,167 five-year stock options with an exercise price of $1.25 per share, (x) the monthly grant of an aggregate of 24,147 five-year stock options at an exercise price of $1.25 per share for the period of August 2002 through January 2004, (y) the automatic 100% vesting of any unvested previously held stock options and
       (z) an exercise period of five-years from the date of the agreement for any previously held stock options. This arrangement would cease upon the return of the executives to their previous salaries. Conditions for reinstatement of salaries were either (i) raising a minimum of $1,500,000 in gross proceeds in a fund raising (excluding any funding from the Company's largest shareholder) or (ii) the Company achieving positive cash flow in excess of $75,000 in any quarter from operations. As of January 31, 2004, the Company had raised in excess of $1,500,000 in defined gross proceeds, and consequently restored the officers to their previous salaries. The deferred salaries have been charged to expense as earned and are included in Accrued salaries-officers/stockholders, in the accompanying balance sheet. The stock option grants and modifications were accounted for in accordance with APB Opinion No 25 and FASB Interpretation 44 "Accounting for Certain Transactions Involving Stock Compensation-An Interpretation of APB Opinion No 25."

              PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                         PRO FORMA FINANCIAL INFORMATION
         AS OF JUNE 30, 2004 AND FOR THE SIX MONTHS ENDED JUNE 30, 2004
                        AND YEAR ENDED DECEMBER 31, 2003
                                   (UNAUDITED)


On July 22, 2004, Protocall Technologies Incorporated (the "Company") completed a recapitalization of the company in the form of a "reverse acquisition" transaction with Quality Exchange, Inc. ("QEI") in which QEI acquired all the outstanding capital stock of the Company, in consideration for the issuance of a majority of QEI's shares of common stock. The reverse acquisition was completed pursuant to an Agreement of Purchase and Sale, dated as of July 22, 2004. Immediately following the closing of the reverse acquisition, QEI changed its name to Protocall Technologies Incorporated. Concurrent with the closing of the reverse acquisition, the Company completed a private offering of 5,801,200 shares of common stock at a price of $1.25 per share, and received gross proceeds of $7,251,500 (inclusive of $1,825,000 in proceeds of 10% bridge convertible promissory notes issued between April 8, 2004 and June 10, 2004). In addition, concurrent with the closing of the above transactions, creditors of the Company converted an aggregate of approximately $10,000,000 of debt to common stock of the Company. Prior to the completion of the reverse acquisition, QEI redeemed and cancelled 7,875,000 shares of its outstanding common stock for nominal consideration and sold all of its assets and transferred all of its liabilities to its majority stockholder.

For accounting purposes, the Company is the acquirer in the reverse acquisition transaction, and consequently, the financial statements of the Company going forward will be the historical financial statements of Protocall Technologies Incorporated and the reverse merger will be treated as a recapitalization of Protocall Technologies Incorporated. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

The unaudited pro forma condensed consolidated balance sheet and statement of operations should be read in conjunction with the notes thereto and with the historical financial statements of the Company for the year ended December 31, 2003, included in its Form 8K/A filed with the Securities and Exchange Commission on September 20, 2004 and its unaudited interim financial information as of June 30, 2004 and for the six months then ended filed herewith. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 reflects the merger and concurrent private placement as if they had occurred on June 30, 2004. The statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 reflect the transactions as if they had occurred on January 1, 2004 and January 1, 2003, respectively. The pro forma financial statements are not necessarily indicative of the Company's financial position or results of operations that would have been achieved had the merger been effected on such dates. The pro forma adjustments reflect the transactions based on currently available information and certain estimates and assumptions as set forth in the notes to the unaudited pro forma information. However, actual amounts may differ from the pro forma amounts.

              PROTOCALL TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                             PRO FORMA BALANCE SHEET
                                  JUNE 30, 2004
                                   (UNAUDITED)

                                                                                    HISTORICAL                         PRO FORMA
                                                                                     JUNE 30,       PRO FORMA           JUNE 30,
                                                                                      2004         ADJUSTMENTS           2004
                                                                                    --------       -----------        ----------



ASSETS
Current assets:
         Cash                                                                        $538,583     $4,535,090 B        $5,073,673
         Accounts receivable, net                                                      17,146              0              17,146
         Inventory                                                                     38,157              0              38,157
         Prepaid expenses and other current assets                                     96,707              0              96,707
                                                                                   ----------     -----------         ----------
         Total current assets                                                         690,593      4,535,090           5,225,683

         Property and equipment, net                                                  432,458              0             432,458
         Other assets                                                                 369,675              0             369,675
                                                                                   ----------     -----------         ----------

         TOTAL ASSETS                                                              $1,492,726     $4,535,090          $6,027,816
                                                                                   ==========     ==========          ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
         Accounts payable and accrued expenses                                     $1,736,776     $ (433,857) A
                                                                                                    (629,043) C
                                                                                                      25,849  E         $699,725
         Notes payable to related parties, including accrued interest and net
              of debt discount                                                      6,839,068     (4,728,462) A
                                                                                                  (1,697,948) B
                                                                                                     (37,243) C
                                                                                                     118,623  E          494,038
         Notes payable - other, including accrued interest and net of debt
              discount                                                              3,526,689     (3,190,206) A
                                                                                                    (192,011) C
                                                                                                    (144,472) E                0
         Accrued salaries - officers/stockholders                                     816,740       (200,000) C          616,740
         Other current liabilities                                                    191,511              0             191,511
         Current portion of obligations under capital leases                           44,721              0              44,721
         Net liabilities from discontinued operations                                 453,216              0             453,216
                                                                                   ----------     -----------         ----------

         Total current liabilities                                                 13,608,721    (11,108,770)          2,499,951
                                                                                   ----------     -----------         ----------
         Obligations under capital leases, less current portion                       155,984              0             155,984


                                                                                   HISTORICAL                          PRO FORMA
                                                                                    JUNE 30,        PRO FORMA           JUNE 30,
                                                                                      2004         ADJUSTMENTS           2004
                                                                                    --------       -----------        ----------

         Stockholders' deficit:

         Common stock
                                                                                        6,480          9,412  A
                                                                                                       7,640  B
                                                                                                         815  C
                                                                                                       1,125  D           25,472
         Additional paid-in capital                                                17,242,666      8,848,243  A
                                                                                                   6,225,398  B
                                                                                                   1,057,482  C
                                                                                                      (1,125) D       33,372,664

         Stock subscription receivable                                                (4,165)              0              (4,165)
         Deferred sales fee, net                                                    (329,227)              0            (329,227)
         Accumulated deficit                                                     (29,187,733)       (505,130) A      (29,692,863)
                                                                                 ------------     -----------       ------------

         Total stockholders' deficit                                             (12,271,979)     15,643,860          3,371,881
                                                                                 ------------     -----------       ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                       $1,492,726      $4,535,090         $6,027,816
                                                                                 ===========      ==========         ===========


    A    Reflects the conversion of notes payable and accrued interest into  common stock of the Company and the conversion of
         17,647,377 warrants into 3,384,793 shares of common stock.  See Note 8 to the unaudited June 30, 2004 financial statements included elsewhere in this Form 8K/A.

    B    Reflects the closing of the July 22, 2004 Private Placement.

    C    Reflects the conversion of accounts payable and accrued expenses into common stock of the Company.

    D    Reflects the common stock held by the stockholders of Quality Exchange, Inc.

    E    Reflects the conversion of accrued interest on certain notes payable into three year term notes payable.


                          PROTOCALL TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                                  PRO FORMA STATEMENT OF OPERATIONS
                                   SIX MONTHS ENDED JUNE 30, 2004
                                            (UNAUDITED)

                                                                  SIX MONTHS                                 SIX MONTHS
                                                                    ENDED                                       ENDED
                                                                JUNE 30, 2004         PRO FORMA              JUNE 30, 2004
                                                                  HISTORICAL         ADJUSTMENTS               PRO FORMA
                                                                ---------------      -----------            --------------
     Sales, net                                                         $51,091      $       0                     $51,091

     Cost of sales                                                       40,570              0                      40,570
                                                                ---------------      -----------            --------------

     Gross profit                                                        10,521              0                      10,521
                                                                ---------------      -----------            --------------

     Selling, general and administrative expenses                     2,038,259                                 2,038,259
     Research and development expenses                                   75,163              0                      75,163
                                                                ---------------      -----------            --------------

     OPERATING LOSS                                                  (2,102,901)             0                  (2,102,901)

     Interest expense, including amortization of debt
     discount and beneficial conversion feature                        1,381,421    (1,361,421) A                   20,000

     Other income, net                                                 (314,604)             0                    (314,604)
                                                                ---------------      -----------            ---------------

     NET LOSS FROM CONTINUING OPERATIONS                            $(3,169,718)    $ 1,361,421                 ($1,808,297)
                                                                ===============     ============            ===============

     NET LOSS PER SHARE FROM CONTINUING OPERATIONS - BASIC               ($0.49)                                    ($0.07)
     AND DILUTED
                                                                ===============                             ===============

     WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED
                                                                       6,480,271    18,992,335                  25,472,606
                                                                ===============     ============            ===============


     A Reflects the reversal of interest expense on liabilities that were converted into common stock upon closing of the reverse acquisition.


                         PROTOCALL TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                                    PRO FORMA STATEMENT OF OPERATIONS
                                      YEAR ENDED DECEMBER 31, 2003
                                               (UNAUDITED)

                                                                   YEAR ENDED                                  YEAR ENDED
                                                               DECEMBER 31, 2003     PRO FORMA             DECEMBER 31, 2003
                                                                   HISTORICAL        ADJUSTMENTS               PRO FORMA
                                                                ---------------      -----------            ------------------
     Sales, net                                                          $14,805             0                   $14,805

     Cost of sales                                                        13,731             0                    13,731
                                                                ---------------      -----------            -------------

     Gross profit                                                          1,074             0                    1,074
                                                                ---------------      -----------            -------------

     Selling, general and administrative expenses                      2,108,685             0                 2,108,685
     Research and development expenses                                   560,912             0                   560,912
                                                                ---------------      -----------            -------------

     OPERATING LOSS                                                  (2,668,523)             0                (2,668,523)
                                                                ---------------      -----------            -------------

     Interest expense, including amortization of debt
     discount and beneficial conversion feature
                                                                       1,728,468    (1,688,468) A                  40,000
     Other income, net                                                  (17,247)             0                    (17,247)
                                                                ---------------      -----------            -------------

     NET LOSS FROM CONTINUING OPERATIONS                           $ (4,379,744)    $ 1,688,468              $ (2,691,276)
                                                                ===============     ===========             ==============

     NET LOSS PER SHARE FROM CONTINUING OPERATIONS - BASIC
     AND DILUTED                                                          ($.68)                                    ($.11)
                                                                ===============                             ==============


     WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED             6,480,271    18,992,335                 25,472,606
                                                                ===============     ===========             ==============


      A  Reflects the reversal of interest expense on liabilities that were converted into common stock upon closing of the reverse acquisition.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PROTOCALL TECHNOLOGIES INCORPORATED


Date:  October 21, 2004             By:  /s/ Bruce Newman
                                         ---------------------------------------
                                         Bruce Newman
                                         President and Chief Executive Officer